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                                                                  Exhibit 10.3.6


                                                                  EXECUTION COPY

                                SUPPORT AGREEMENT

          THIS SUPPORT AGREEMENT ("Agreement") is executed as of this 18th day of June, 1996 by United Auto Group, Inc., a Delaware corporation ("UAG") in favor of Atlantic Auto Second Funding Corporation, a Delaware corporation ("AFC") (AFC and its respective successors and assigns are referred to herein as the "AFC Parties").

                             PRELIMINARY STATEMENTS

          1. AFC and Atlantic Auto Finance Corporation, a Delaware corporation ("Atlantic") have executed that certain Purchase Agreement of even date herewith (the "AAFC Purchase Agreement") pursuant to which AFC may, from time to time, purchase Receivables from Atlantic;

          2.   Atlantic is a subsidiary of UAG; and

          3. It is a condition precedent to the initial Purchase by AFC under the AAFC Purchase Agreement that UAG execute this Agreement and deliver it to AFC.

          4. It is intended by the parties hereto that this Agreement not create any recourse against Atlantic or UAG for the payment of any uncollectible Receivable.

          In consideration of the execution of the AAFC Purchase Agreement by AFC, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by UAG, UAG agrees as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          Section 1.1. DEFINITIONS. Unless otherwise defined in this Agreement, all defined terms used in this Agreement, including the Preliminary statements hereof, shall have the meaning ascribed to such terms in the AAFC Purchase Agreement.

                                   ARTICLE II

                         PERFORMANCE SUPPORT OBLIGATION

          Section 2.1 PERFORMANCE SUPPORT OBLIGATION. UAG hereby unconditionally and irrevocably guarantees for the benefit of each of the AFC Parties, the due and punctual performance, observance and payment by Atlantic and its respective successors and assigns of all of the terms, covenants, conditions,


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agreements, undertakings and obligations on the part of Atlantic (whether individually or as Servicer or otherwise) to be paid, performed or observed under Sections 2.3, 2.4., 2.6, 2.7, 2.9 and 3.2 and Articles V (other than Sections 5.1(e)) and VI of the AAFC Purchase Agreement and Sections 2.2, 2.5,
2.8 (other than Section 2.8(b)), 2.10, 2.11, 5.3 (other than Section 5.3(i)) and
5.4 and Article VI of the Transfer and Administration Agreement (all such terms, covenants, conditions, agreements, undertakings and obligations on the part of Atlantic to be paid, performed or observed being collectively called the "Atlantic Obligations"); PROVIDED, HOWEVER, for purposes of this Agreement, the "Atlantic Obligations" shall not include (a) any obligation of Atlantic under Sections 3.2 and 2.6(b) of the AAFC Purchase Agreement to repurchase any Receivable if the request to make such repurchase occurs more than 12 months after the breach of a representation and warranty as described in Section 3.2 or after the failure to deliver the Custodian Confirmation as described in Section 2.6(b), as the case may be, except there shall be no such time limit applicable with respect to any breach of the representation and warranty contained in
Section 3.2(c) and (d) of the AAFC Purchase Agreement, (b) Atlantic's obligations to repurchase any Receivable under Section 2.7(ii) of the AAFC Purchase Agreement, (c) any obligation of Atlantic under Section 6.1(f) of the AAFC Purchase Agreement to provide indemnification for its failure to perform in accordance with any provision of the AAFC Purchase Agreement or any agreement contemplated by the AAFC Purchase Agreement other than the provisions contained in those Sections of the AAFC Purchase Agreement and the Transfer and Administration Agreement enumerated above in this sentence and (d) any obligation of Atlantic under Section 6.2 or 6.3 of the AAFC Purchase Agreement to provide indemnification to any entity other than the Buyer, Morgan Guaranty Trust Company of New York, any Affiliate of Morgan Guaranty Trust Company of New York and the officers, directors and agents of any of the foregoing. In the event that Atlantic shall fail in any manner whatsoever to perform, observe, or pay any of the Atlantic Obligations when the same shall be required to be performed, observed or paid, then UAG will itself duly and punctually perform, observe and pay, or cause to be duly and punctually performed, observed or paid the Atlantic Obligations, and it shall not be a condition to the accrual of the obligation of UAG hereunder to perform, observe or pay any Atlantic Obligation (or to cause the same to be performed, observed or paid) that any AFC Party shall have first made any request of or demand upon or given any notice to UAG or to Atlantic or its respective successors and assigns or have initiated any action or proceeding against UAG or Atlantic or any of their respective successors and assigns in respect thereof. Any AFC Party may proceed to enforce the obligations of UAG under this Section 2.1 without first pursuing or exhausting any right or remedy which any AFC Party may have against Atlantic, any other Person, the Purchased Receivables or any other property. Each AFC Party hereby acknowledges that the Atlantic Obligations do not (i) include any obligations of Atlantic to repurchase the Receivables acquired by AFC under the AAFC Purchase Agreement,


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except as described in Sections 2.6, 2.7 or 3.2 of the AAFC Purchase Agreement
or (ii) create recourse against Atlantic or UAG for the payment of any uncollectible Receivable.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

          Section 3.1 REPRESENTATIONS AND WARRANTIES. UAG hereby represents and warrants as follows:

          (i) UAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

          (ii) The execution, delivery and performance by UAG of this Agreement and the other instruments and documents to be delivered hereunder, and the transactions contemplated hereby, are within UAG's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (A) UAG's character or by-laws, (B) any law, rule or regulation applicable to UAG,
(C) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on UAG or its property or (D) any order, writ, judgment, award, injunction or decree binding on UAG or its property, and do not result in or require the creation of any Lien upon or with respect to any of its properties.

          (iii) This Agreement has been duly executed and delivered on behalf of UAG and is the legal, valid and binding agreement of UAG enforceable against UAG in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditor's rights and general principles of equity.

          (iv) UAG is the registered and beneficial owner of each class of the issued and outstanding capital stock of Atlantic.

                                   ARTICLE IV.

                                    COVENANTS

          Section 4.1. REPORTING COVENANTS. UAG covenants and agrees that, until this Agreement is terminated pursuant to Section 5.07, UAG will deliver to
AFC:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of UAG, a consolidated balance sheet of UAG and its


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consolidated Subsidiaries as at the end of such quarter and the related consolidated statements of income and retained earnings of UAG and its consolidated Subsidiaries for such quarter and the then elapsed portion of the fiscal year, certified by the chief financial officer or the chief accounting officer of UAG; and

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of UAG, a copy of the consolidated balance sheets of UAG and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings of UAG and its consolidated Subsidiaries for such year each reported on by nationally recognized public accountants.

          Section 4.2. STOCK OWNERSHIP AND MERGER RESTRICTIONS. UAG covenants and agrees that, until this Agreement is terminated pursuant to Section 5.07, UAG will continue to be the direct or indirect beneficial owner of each class of the issued and outstanding capital stock of Atlantic (except for such capital stock owned by management of Atlantic). UAG shall not merge or consolidate with any Person unless (i) UAG shall be the surviving entity of any such merger or consolidation or (ii) such surviving entity expressly assumes the obligations of UAG hereunder.

          Section 4.3. DISTRIBUTIONS. UAG covenants and agrees that, until this Agreement is terminated pursuant to Section 5.07, UAG will not pay any dividend or make any distribution, directly or indirectly, on account of any shares of any class of its capital stock now or hereafter outstanding (any of the foregoing being a "Restricted Payment"), except UAG may make Restricted Payments on a pro rata basis to all of its shareholders which, in the aggregate, do not exceed fifty percent (50%) of UAG's cumulative net income during the period commencing with the fiscal year beginning on January 1, 1996 through the date of the most recent consolidated statements of income and retained earnings delivered pursuant to Section 4.1(b) above.

                                   ARTICLE V.

                                  MISCELLANEOUS

          Section 5.1. VALIDITY OF OBLIGATIONS. UAG agrees that its obligations under this Agreement shall be unconditional, irrespective of (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Atlantic Obligations, any Receivable or the AAFC Purchase Agreement, (ii) the absence of any attempt to collect any Receivables from the Obligor related thereto or any guarantor, or to collect the Atlantic Obligations from Atlantic or any other Person, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by any of the AFC Parties with respect to any provision of any instrument evidencing the Atlantic Obligations or any Receivable, (iv) any change of the time, manner or place of performance of,


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or in any other term of any of the Atlantic Obligations or any Receivable, including without limitation, any amendment to or modification of the AAFC Purchase Agreement, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Atlantic Obligations, any Receivable, or rights of any of the AFC Parties with respect thereto, (vi) the failure by any of the AFC Parties to take any steps to perfect and maintain perfected its respective interest in any Receivable or other property acquired by any of the AFC Parties from Atlantic or in any security or collateral related to the Atlantic Obligations, (vii) any exchange or release of any Receivable or other property acquired by the AFC Parties from Atlantic, (viii) any failure to obtain any authorization or approval from or other action by or to notify or file with, any governmental authority or regulatory body required in connection with the performance of the obligations hereunder by UAG or (ix) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a default available to, or a discharge of Atlantic or UAG, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above. UAG further agrees that its obligations under this Agreement shall not be limited by any valuation, estimation or disallowance made in connection with any proceedings involving Atlantic filed under the Bankruptcy Code, whether pursuant to Section 502 of the Bankruptcy Code or any other Section thereof. UAG further agrees that none of the AFC Parties shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Atlantic Obligations. UAG further agrees that, to the extent that Atlantic makes a payment or payments to any of the AFC Parties, which payment or payments (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Atlantic, its estate, trustee or receiver or any other party, including, without limitation, UAG, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Atlantic Obligations or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. UAG waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement. UAG's obligations under this Agreement shall not be limited if the AFC Parties are precluded for any reason (including without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Atlantic Obligations, and UAG shall pay to the AFC Parties, upon demand, the amount of the Atlantic Obligations that would otherwise have been due and payable had such rights and remedies been permitted to be exercised.


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          Section 5.2.   IRREVOCABILITY.  UAG agrees that its obligations under
this Agreement shall be irrevocable. In the event that under applicable law (notwithstanding UAG's agreement regarding the irrevocable nature of its obligations hereunder), UAG shall have the right to revoke this Agreement, this Agreement shall continue in full force and effect until a written revocation hereof specifically referring hereto, signed by UAG is actually received by AFC at AFC's address set forth on the signature page hereof. Any such revocation shall not affect the right of any of the AFC Parties to enforce their respective rights under this Agreement with respect to (i) any Atlantic Obligation (including any Atlantic Obligation that is, contingent or unmatured) which arose on or prior to the date the aforementioned revocation was received by AFC or
(ii) any Receivable which was a Receivable on the date the aforementioned revocation was received by AFC. If any of the AFC Parties acquire Receivables or take other action in reliance on this Agreement after any such revocation by UAG but prior to the receipt by AFC of said written notice, the rights of the AFC Parties with respect thereto shall be the same as if such revocation had not occurred.

          Section 5.3. WAIVER. UAG hereby waives promptness, diligence, notice of acceptance, notice of default by Atlantic, notice of the incurrence of any Atlantic Obligation and any other notice with respect to any of the Atlantic Obligations and this Agreement, the AAFC Purchase Agreement, and any other document related thereto and any requirement that the AFC Parties exhaust any right or take any action against Atlantic, any other Person or any property.
UAG warrants to the AFC Parties that it has adequate means to obtain from Atlantic on a continuing basis, all information concerning the financial condition of Atlantic and the collectibility of the Receivables, and that it is not relying on the AFC Parties to provide such information either now or in the future.

          Section 5.4. SUBROGATION. UAG, will not exercise or assert any rights which it may acquire by way of subrogation under this Agreement unless and until all of the Atlantic Obligations shall have been paid and performed in full and the Termination Date shall have occurred under the AAFC Purchase Agreement. If any payment shall be made to UAG on account of any subrogation rights at any time prior to the occurrence of the events described in the preceding sentence, each and every amount so paid will be held in trust for the benefit of the AFC Parties and forthwith be paid to AFC to be credited and applied to the Atlantic Obligations to the extent then unsatisfied, in accordance with the terms of the AAFC Purchase Agreement or any document delivered in connection therewith.

          Section 5.5. COSTS AND EXPENSES. UAG shall pay all reasonable costs and expenses including, without limitation, all court costs and reasonable attorneys' fees and expenses paid or incurred by any of the AFC Parties in connection with (a) the


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collection of all or any part of the obligations of UAG hereunder, (b) the enforcement of any term or provision of this Agreement or (c) the prosecution or defense of any action by or against any of the AFC Parties in connection with this Agreement or the AAFC Purchase Agreement, whether involving Atlantic, UAG or any other Person including a trustee in bankruptcy.

          Section 5.6. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon UAG and upon the successors and assigns of UAG and shall inure to the benefit of the successors and assigns of the AFC parties; all references herein to UAG and to Atlantic shall be deemed to include their respective successors and assigns. The successors and assigns of Atlantic shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Atlantic. UAG may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of AFC, such consent not to be unreasonably withheld. AFC may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of UAG or Atlantic. UAG agrees that any assignee of AFC (to the extent of its interest so assigned) shall have the right to enforce this Agreement and to exercise directly all of AFC's rights and remedies under this Agreement, and UAG agrees to cooperate fully with any such assignee in the exercise of such rights and remedies. All references to the singular shall be deemed to include the plural where the context so requires.

          Section 5.7. TERMINATION. This Agreement shall terminate upon the earlier to occur of (a) the latest to occur of (i) the date on which all the Atlantic Obligations are paid and/or performed in full, (ii) the Termination Date under the AAFC Purchase Agreement, and (iii) the date on which UAG has satisfied in full its obligations hereunder and (b) the termination of that certain Support Agreement dated as of June 28, 1995 by and among UAG and Atlantic Auto Funding Corporation.

          Section 5.8. INTEGRATION; CONDITIONS. This Agreement contains a final and complete integration of all prior expressions of the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. No course of dealing, course of performance or trade usage and no parol evidence shall be used to supplement or modify any term hereof. This Agreement is fully effective as of the date set forth above.

          Section 5.9. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND REMEDIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK. UAG HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED


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MAIL DIRECTED TO UAG AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND
SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. UAG HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN UAG AND ANY AFC PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. UAG HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 5.9 SHALL AFFECT THE RIGHT OF ANY AFC PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY AFC PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST UAG OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          Section 5.10. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any Provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Agreement.

          Section 5.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original which when taken together shall constitute one and the same agreement.


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          IN WITNESS WHEREOF, this Agreement has been duly executed by UAG as of the day and year first above written.

                              UNITED AUTO GROUP, INC.



                              By:  /s/ Carl Spielvogel
                                 -------------------------------------
                                 Name:  Carl Spielvogel
                                 Title: Chairman and CEO

                              375 Park Avenue, 22nd Floor
                              New York, New York  10152


Acknowledged and accepted
this 14th day of June, 1996.

ATLANTIC AUTO SECOND FUNDING CORPORATION



By:    /s/ Suzanne A. O'Connor
   --------------------------------
   Name:  Suzanne A. O'Connor
   Title: Vice President

800 Perinton Hills Office Park
Fairport, New York  14450
Telecopy No.: 716-421-1954



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